                                                                   Exhibit 10.28

                                AMENDMENT NO. 11
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDMENT NO. 11 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 8, 2000 ("this Amendment ") among:

            (i) MCSi, Inc., a Maryland corporation which is the successor by merger to Miami Computer Supply Corporation, an Ohio corporation (herein, together with its successors and assigns, the "Borrower");

            (ii) the financial institutions listed on the signature pages hereof (the "Lenders");

            (iii) NATIONAL CITY BANK, a national banking association, as a Lender and as Documentation Agent; and

            (iv) PNC BANK, NATIONAL ASSOCIATION, a national banking association, as a Lender, the Swing Line Lender, a Letter of Credit Issuer and as Administrative Agent (the "Administrative Agent") for the Lenders under the Credit Agreement:

      PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders named therein, and the Administrative Agent entered into the Amended and Restated Credit Agreement, dated as of December 1, 1998, as amended by Amendment No. 1 thereto, dated as of March 31, 1999, Amendment No. 2 thereto, dated as of April 19, 1999, Amendment No. 3 thereto, dated as of August 13, 1999, Amendment No. 4 thereto, dated as of August 31, 1999, Amendment No. 5 thereto, dated as of December 20, 1999, Amendment No. 6 thereto, dated as of January 10, 2000, Amendment No. 7 thereto, dated as of February 4, 2000, Amendment No. 8 thereto, dated as of April 30, 2000, Amendment No. 9 thereto, dated May 31, 2000 and Amendment No. 10 thereto, dated as of September 27, 2000 (as so amended, the "Credit Agreement"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

(1) Pursuant to Amendment No. 10 to Amended and Restated Credit Agreement, dated as of September 27, 2000 ("Amendment No. 10"), the Credit Agreement was amended to provide, among other things, for a temporary increase in the Total General Revolving Commitment from $160,000,000 to $170,000,000, and the Lenders made General Revolving Loans to the Borrower reflecting usage of such temporary increase (such General Revolving Credit Loans reflecting such usage are referred to herein as the "September Bridge Loans").

      (3) The September Bridge Loans having been paid in full, the parties hereto desire to amend the Credit Agreement to provide for a temporary increase in the Total General Revolving Commitment from $160,000,000 to $181,000,000, and to otherwise amend certain provisions of the Credit Agreement, all as more fully set forth below.

      NOW, THEREFORE, the parties hereby agree as follows:

1. AMENDMENTS, ETC.

(a) Temporary Increase in Total General Revolving Commitment, etc. Effective only during the period from December 8, 2000 through the earlier of (i) March 31, 2001, or (ii) the date the Total General Revolving Credit Commitment is terminated (such earlier date, the "Temporary Increase End Date"), the Total General Revolving Commitment shall, subject to the terms and conditions set forth herein, be increased from $160,000,000 to $181,000,000, and the General Revolving Commitments of the Lenders set forth in Annex I to the Credit Agreement shall be amended to reflect the following:

Lender                                             General Revolving Commitment
------                                             ----------------------------
PNC Bank, National Association                    $ 30,375,000.00
National City Bank                                $ 28,906,250.00
Key Corporate Capital Inc.                        $ 28,906,250.00
Bank One, Indiana, N. A.                          $ 25,000,000.00
Firstar Bank, N. A.                               $ 28,906,250.00
The Huntington National Bank                      $ 28,906,250.00
The Provident Bank                                $ 10,000,000.00
                                                  ---------------
        Total                                     $181,000,000.00
                                                  ===============


(a) For the avoidance of doubt, it is noted that the Borrower has the right to make permanent reductions in the amount of the Total General Revolving Commitment in accordance with the provisions of section 4.2(c) of the Credit Agreement. If as of 5:00 P. M. (local time at the Notice Office of the Administrative Agent) on the Temporary Increase End Date, the Total General Revolving Commitment shall not previously have been permanently reduced to $160,000,000 or less by a voluntary and permanent reduction made in accordance with the provisions of section 4.2(c) of the Credit Agreement, then effective as of such time on the Temporary Increase End Date, the Total General Revolving Commitment shall be automatically and permanently reduced from $181,000,000 to $160,000,000, and Annex I to the Credit Agreement shall be amended to reflect the reduced General Revolving Commitments of the Lenders as follows:

Lender                                             General Revolving Commitment
------                                             ----------------------------
PNC Bank, National Association                     $ 25,000,000
National City Bank                                 $ 25,000,000
Key Corporate Capital Inc.                         $ 25,000,000
Bank One, Indiana, N. A.                           $ 25,000,000
Firstar Bank, N. A.                                $ 25,000,000
The Huntington National Bank                       $ 25,000,000
The Provident Bank                                 $ 10,000,000
                                                   ------------
        Total                                      $160,000,000
                                                   ============

(a) To the extent that General Revolving Loans outstanding under the Credit Agreement reflect a usage of the temporary increase in the Total General Revolving Commitment from $160,000,000 to $181,000,000 effected by this Amendment (General Revolving Loans reflecting such usage are referred to herein as "December Bridge Loans"), then, notwithstanding anything to the contrary contained in the Credit Agreement, (i) the Applicable Prime Rate Margin for such December Bridge Loans which are Prime Rate Loans and the Applicable Eurodollar Margin for December Bridge Loans which are Eurodollar Loans shall be equal to the Applicable Temporary Margin, as hereinafter defined, from time to time in effect, and (ii) the default rate of interest pursuant to Section 2.7(d) of the Credit Agreement for December Bridge Loans shall be a rate per annum equal to 2% above the interest rate that would be applicable to December Bridge Loans that are Prime Rate Loans. As used herein, "Applicable Temporary Margin" shall mean
(A) with respect to December Bridge Loans which are Prime Rate Loans, (1) 300 basis points on December 8, 2000 through January 30, 2001, (2) 350 basis points on January 31, 2001 through February 28, 2001, and (3) 400 basis points on March 1, 2001 and thereafter, and (B) with respect to December Bridge Loans which are Eurodollar Loans, (1) 450 basis points on December 8, 2000 through January 30, 2001, (2) 500 basis points on January 31, 2001 through February 28, 2001, and
(3) 550 basis points on March 1, 2001 and thereafter.

(a) The only Interest Period which shall be available for a December Bridge Loan which is a Eurodollar Loan is an Interest Period of one month, subject to Continuation for additional Interest Periods of no longer than 1 month as provided in section 2.8 of the Credit Agreement. With respect to a December Bridge Loan that is a Eurodollar Loan, no Interest Period may be selected that would end after the Temporary Increase End Date.

(a) The Borrower may only request December Bridge Loans on December 8, 2000. Once a December Bridge Loan is incurred, it may not be prepaid except in connection with a contemporaneous prepayment of all other December Bridge Loans and a contemporaneous permanent reduction of the Total General Revolving Facility to $160,000,000 or less, effected in accordance with the applicable provisions of the Credit Agreement. Any December Bridge Loan that is outstanding on the Temporary Increase End Date shall be repaid in full on the Temporary Increase End Date, together with accrued interest and any breakage compensation payable pursuant to section 2.10. Once a December Bridge Loan has been repaid it may not be reborrowed.

      (f) The proceeds of the December Bridge Loans shall be used by the Borrower to (i) finance the AV Associates Acquisition, as defined in section 1.4 of this Amendment, up to an aggregate principal amount not to exceed $6,500,000, and (ii) for general corporate purposes.

1.1. Pricing. Effective on and as of the Amendment Effective Date, as defined in section 3 of this Amendment, the Pricing Grid Table which appears in section 2.7(h) of the Credit Agreement is amended to read in its entirety as follows:

                               PRICING GRID TABLE
                           (expressed in basis points)

======================================================================================
                  Ratio of                Applicable
          Consolidated Total Debt      Eurodollar Margin   Applicable     Applicable
                     to                   for General      Prime Rate   Commitment Fee
 Tier       Consolidated EBITDA         Revolving Loans      Margin          Rate
======================================================================================
       Greater than 3.50 to 1.00              275.00         125.00         50.00
VI
--------------------------------------------------------------------------------------
       Greater than 3.00 to 1.00 but          250.00         100.00         50.00
V      less than or equal to 3.50 to 1.00
--------------------------------------------------------------------------------------
       Greater than 2.50 to 1.00 but          225.00          75.00         50.00
IV     less than or equal to 3.00 to 1.00
--------------------------------------------------------------------------------------
       Greater than 2.00 to 1.00 but          200.00             50         50.00
III    less than or equal to 2.50 to 1.00
--------------------------------------------------------------------------------------
       Greater than 1.50 to 1.00 but          175.00             25         35.00
II     less or equal to 2.00 to 1.00
--------------------------------------------------------------------------------------
       Less than or equal to 1.50 to  1.00    150.00             -0-        25.00
I
======================================================================================

(a) Effectiveness of Pricing Changes. Commencing on the Amendment Effective Date, for all General Revolving Loans (other than General Revolving Loans that are December Bridge Loans) then or thereafter outstanding, and until changed in accordance with the applicable provisions of section 2.7(h) of the Credit Agreement, based on the consolidated financial statements of the Borrower for a fiscal quarter ended on or nearest to December 31, 2000 or thereafter, the Applicable Eurodollar Margin for General Revolving Loans will be 250 basis points and the Applicable Prime Rate Margin for General Revolving Loans will be 100 basis points.

(a) Commencing on the Amendment Effective Date, and until changed in accordance with the applicable provisions of section 4.1(a) of the Credit Agreement, based on the consolidated financial statements of the Borrower for a fiscal quarter ended on or nearest to December 31, 2000 or thereafter, the Applicable Commitment Fee Rate will be 50 basis points per annum.

1.1. AV Associates Acquisitions. As contemplated by the definition of "Permitted Acquisition" contained in section 1.1 of the Credit Agreement, the Lenders hereby consent to the Acquisition by the Borrower of AV Associates, Inc., a Connecticut corporation (the "AV Associates Acquisition"), on the terms generally described in the descriptive materials previously furnished to the Lenders by the Borrower.

1.1. Intellisys Acquisition. (a) The Lenders hereby consent to (1) the creation of West Lake Acquisition Corporation, a Maryland corporation, Agoura Hills Corporation, a Maryland corporation, MCSi-IG-HE, Inc., a Texas corporation, MCSi-IG-PI, Inc., a Washington corporation, and MCSi-IG-PU, Inc., a Texas corporation (together with any Subsidiary of each such company, collectively, the "MCSi/Intellisys Subsidiaries" and, individually each an "MCSi/Intellisys Subsidiary"), and (2) as contemplated by the definition of "Permitted Acquisition" contained in section 1.1 of the Credit Agreement, the Acquisition by the MCSi/Intellisys Subsidiaries of substantially all of the assets of Intellisys Group, Inc., a Delaware corporation (the "Intellisys Acquisition"), on the terms generally described in the descriptive materials previously furnished to the Lenders by the Borrower; provided that such consent is expressly conditioned on the following:

            (i) the aggregate amount of the consideration to be paid in connection with the Intellisys Acquisition (including, but not limited to, the assumption or incurring of liabilities, whether direct or contingent) shall not exceed $20,500,000, and such consideration shall not be borrowed under the Credit Agreement;

            (ii) notwithstanding anything in the Credit Agreement or any other Credit Document to the contrary, the Borrower shall not, and will not permit any of its Subsidiaries, to, directly or indirectly, (A) lend money or credit or make advances to any MCSi/Intellisys Subsidiary (except as expressly permitted pursuant to Section 9.4 of the Credit Agreement, as amended by this Amendment), (B) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any MCSi/Intellisys Subsidiary (other than the holding of the outstanding shares of stock of the MCSi/Intellisys Subsidiaries by the Borrower and the initial capitalization thereof), (C) be or become a party to any joint venture or partnership with any MCSi/Intellisys Subsidiary, or (D) be or become obligated under any Guaranty Obligations with respect to any MCSi/Intellisys Subsidiary;

            (iii) notwithstanding anything in the Credit Agreement or any other Credit Document to the contrary, the Borrower will not, and will not permit any Subsidiary to, (A) enter into any transaction of merger or consolidation with any MCSi/Intellisys Subsidiary (whether or not the Borrower or such Subsidiary is the surviving entity), (B) sell or otherwise dispose of any of its property or assets to any MCSi/Intellisys Subsidiary other than in the ordinary course of business, or (C) agree to do any of the foregoing, directly or indirectly, at any future time;

            (iv) the Borrower shall not request that a Letter of Credit be issued at any time for the account or for the benefit of any MCSi/Intellisys Subsidiary;

            (v) no Intellisys Subsidiary shall be or become a party to any Designated Hedge Agreement; and

            (vi) the annual and quarterly financial statements of the Borrower and its Subsidiaries delivered to Administrative Agent and the Lenders pursuant to sections 8.1(a) and (b) of the Credit Agreement, and any other financial information of the Borrower and its Subsidiaries delivered at any time to Administrative Agent or any Lender, shall be prepared on a consolidated, and on consolidating basis and a consolidated basis, excluding the MCSi/Intellisys Subsidiaries, each to be in form and substance satisfactory to Administrative Agent or such Lender.

      (b) So long as the Borrower and each of its Subsidiaries complies with the conditions set forth in subsection (a) above, Administrative Agent and the Lenders agree that, notwithstanding anything in the Credit Agreement or any other Credit Document to the contrary, the MCSi/Intellisys Subsidiaries shall not be deemed to be Subsidiaries of the Borrower for purposes of subpart (1) of the definition of "Permitted Acquisition" or sections 8.10, 8.11, 9.5, 9.7, 9.8, 9.9, 9.10, 9.11, 9.14 or 9.15 of the Credit Agreement.

1.1. Limitation on Acquisitions. So long as any December Bridge Loan (or any unpaid interest or fees thereon) is outstanding, the Borrower will not, and will not permit any Subsidiary to, directly or indirectly make (a) any Acquisitions (other than those expressly permitted pursuant to section 1.4 or 1.5 of this Amendment), or (b) any public announcement of the intention of the Borrower or any Subsidiary to make any Acquisition or of the shareholder or board of directors approval of any Acquisition or proposed Acquisition.

1.1. Definition of "Permitted Acquisition." The definition of "Permitted Acquisition" contained in section 1.1 of the Credit Agreement is amended to replace subpart (1) thereof with the following:

                        (1) the pro forma ratio of

                                    (x) the Consolidated Total Debt of the
                  Borrower and the Indebtedness which is to be incurred to acquire, or which is being directly or indirectly assumed in connection with the acquisition of, such acquired business, on a combined basis, to

                                    (y) the Borrower's Consolidated EBITDA and
                  the earnings before interest, taxes, depreciation and amortization of the acquired business, on a combined basis (but without giving effect to any credit for unobtained or unrealized gains or any adjustments to overhead in connection with such acquisition), as determined on an annualized basis using a Testing Period consisting of the current fiscal year to date through the most recent fiscal quarter or fiscal month for which financial information is available and has been delivered to the Lenders (or for a Testing Period consisting of the previous fiscal year, if no financial information is then available for the current fiscal year), is not greater than 3.50 to 1.00 (or 2.75 to 1.00, in the case of any Permitted Acquisition to be made after the acquisition of AV Associates, Inc.), such ratio being determined on a pro forma basis, as if such acquisition had been completed at the beginning of such Testing Period, and any such Indebtedness had been outstanding for such Testing Period; and

(a) Dividends, etc. Notwithstanding anything in the section 9.6 of the Credit Agreement or elsewhere to the contrary, so long as any December Bridge Loan (or any unpaid interest or fees thereon) is outstanding, the Borrower will not directly or indirectly declare, order, pay or make any dividend (other than dividends payable solely in capital stock of the Borrower) or other distribution on or in respect of any capital stock of any class of the Borrower, whether by reduction of capital or otherwise, or directly or indirectly make, or permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of any capital stock of any class of the Borrower (other than for a consideration consisting solely of capital stock of the same class of the Borrower) or any other Person or of any warrants, rights or options to acquire or any securities convertible into or exchangeable for any capital stock of the Borrower or any other Person.

1.1. Consolidated Total Debt/Consolidated EBITDA Ratio. Section 9.7 of the Credit Agreement is amended to read in its entirety as follows:

            9.7. Consolidated Total Debt/Consolidated EBITDA Ratio. The Borrower will not at any time permit the ratio of (a) the amount of Consolidated Total Debt at such time to (b) Consolidated EBITDA for the Testing Period most recently ended, to exceed (i) 4.30 to 1.00 in the case of any Testing Period ended on or prior to June 29, 2000, (ii) 4.00 to 1.00, in the case of the Testing Periods ended June 30, 2000 and September 30, 2000, (iii)
      3.75 to 1.00, in the case of the Testing

      Period ended December 31, 2000, and (iv) 3.00 to 1.00, in the case of any Testing Period ended thereafter.

1.1. Fixed Charge Coverage Ratio. Section 9.8 of the Credit Agreement is amended, retroactively effective to September 30, 2000, to read in its entirety as follows:

            9.8. Fixed Charge Coverage Ratio. The Borrower will not permit its Fixed Charge Coverage Ratio to be less than (a) 1.20 to 1.00 for any Testing Period ended on or prior to June 30, 2000, (b) 1.25 to 1.00, for the Testing Periods ended September 30, 2000, December 31, 2000 and March 31, 2001, (c) 1.30 to 1.00 for the Testing Periods ended June 30, 2001 and September 30, 2001, and (d) 1.40 to 1.00 for the Testing Periods ended December 31, 2001 and thereafter.

1.1. Consolidated Capital Expenditures. Section 9.9 of the Credit Agreement is amended, retroactively effective to September 30, 2000, to read in its entirety as follows:

            9.9. Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make or incur Consolidated Capital Expenditures during any fiscal year (a) in excess of $10,500,000, in the case of the fiscal year ended December 31, 1999, (b) in excess of $11,000,000, in the case of the fiscal year ended December 31, 2000, or
      (iii) in excess of $5,000,000, in the case of any subsequent fiscal year. In the event actual Consolidated Capital Expenditures for any fiscal year are less than such amount, the excess amount may not be carried over to any subsequent period.

1.1. Minimum Consolidated Net Worth. Section 9.11 of the Credit Agreement is amended, retroactively effective to September 30, 2000, to read in its entirety as follows:

(i) 9.11. Minimum Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time to be less than (a) the minimum amounts determined in accordance with the Credit Agreement prior to giving effect to Amendment No. 11 to Amended and Restated Credit Agreement, dated as of December 8, 2000, for any time period prior to September 29, 2000, and (b) $130,000,000, on September 30, 2000 and thereafter, except that effective as of the end of the Borrower's fiscal quarter ended December 31, 2000, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by 50% of the Consolidated Net Income of the Borrower and its Subsidiaries for the fiscal quarter ended on such date (there being no reduction in the case of any such Consolidated Net Income which reflects a deficit), the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 90% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Borrower after September 30, 2000 (other than any sale or issuance to management or employees pursuant to employee benefit plans of general application), and the foregoing amount (as it may from time to time be increased as herein provided), shall be increased by an amount equal to 90% of the increase in Consolidated Net Worth attributable to the issuance of common stock or other equity interests subsequent to September 30, 2000 as consideration in any Permitted Acquisitions.

1.1. Liens Covenant. Effective on the Amendment Effective Date, section 9.3 of the Credit Agreement is amended to add the following new subsection (e) thereto as follows:

            (e) Liens on assets, properties and rights of West Lake Acquisition Corporation, a Maryland corporation, Agoura Hills Corporation, a Maryland corporation, MCSi-IG-HE, Inc., a Texas corporation, MCSi-IG-PI, Inc., a Washington corporation, and MCSi-IG-PU, Inc., a Texas corporation (together with any Subsidiary of each such company, collectively, the "MCSi/Intellisys Subsidiaries" and, individually each an "MCSi/Intellisys Subsidiary"), securing Indebtedness permitted by section 9.4(j).

1.1. Indebtedness Covenant. Effective on the Amendment Effective Date, section
9.4 of the Credit Agreement is amended to add the following new subsections (i) and (j) thereto as follows:

            (i) loans or advances by the Borrower to any MCSi/Intellisys Subsidiary so long as the aggregate outstanding amount of all such loans and advances by the Borrower to all of the MCSi/Intellisys Subsidiaries does not exceed $2,500,000 at any time;

            (j) in addition to the loans or advances permitted pursuant to subsection (i) above, Indebtedness incurred by the MCSi/Intellisys Subsidiaries to any Person (other than the Borrower or any its Subsidiaries, but specifically including any credit facility that may be provided by PNC Bank, National Association, or any affiliate thereof or any other Lender, in its sole discretion, independent of this Agreement) provided that the aggregate outstanding principal amount of such Indebtedness outstanding at any time shall not exceed $25,000,000 at any time.

1.1. Pledge of Zengine Shares. Pursuant to the terms and conditions of the Pledge Agreement, the Borrower shall, on or prior to the Amendment Effective Date, (a) deliver to the Collateral Agent, as security for the Obligations, all of the share certificates of Zengine, Inc. owned by the Borrower, together with appropriate undated stock powers undated and executed in blank, or, if the Borrower's equity interest in Zengine, Inc. is not evidenced by share certificates take such action as the Collateral Agent deems necessary or appropriate to provide to the Collateral Agent a pledge of and lien on such equity interest, and (b) take such other action as the Collateral Agent deems necessary or appropriate in connection with the foregoing.

1.1. Amendment Fee. As consideration for the changes in the Credit Agreement pursuant to this Amendment, the Borrower will (a) pay to the Administrative Agent, for pro rata distribution among those Lenders that increase their respective General Revolving Commitments in accordance with the amounts by which such respective General Revolving Commitments are temporarily increased as provided in section 1.1(a) above, an increase fee at the rate of 100 basis points, calculated on the $25,000,000 aggregate amount of the temporary increase, and (b) pay to the Administrative Agent, for pro rata distribution among those Lenders that increase their respective General Revolving Commitments in accordance with the amount of such respective General Revolving Commitments as in effect immediately prior to giving effect to the temporary increase provided for in section 1.1(a) above, an amendment fee at the rate of 12.50 basis points, calculated on $160,000,000. The foregoing fees shall be payable in immediately available funds on the Amendment Effective Date.

1. REPRESENTATIONS AND WARRANTIES.

      The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

1.1. Authorization, Validity and Binding Effect. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

1.1. Representations and Warranties True and Correct. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.

1.1. No Event of Default, etc. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

1.1. Compliance. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby.

1.1. Recent Financial Statements. The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of the unaudited condensed consolidated balance sheet of the Borrower and its consolidated subsidiaries as of September 30, 2000, and the related unaudited condensed consolidated statements of income and of cash flows of the Borrower and its consolidated subsidiaries for the fiscal period then ended, as contained in the Form 10-Q Quarterly Report of the Borrower filed with the SEC. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its consolidated subsidiaries as of the date indicated and the consolidated results of their operations and cash flows for the period indicated, subject to normal audit adjustments, none of which will involve a Material Adverse Effect.

1. EFFECTIVENESS.

This Amendment shall become effective on (the "Amendment Effective Date") December 8, 2000, subject to the satisfaction of the following conditions on or before such date:

(a) this Amendment shall have been executed by the Borrower and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

(a) the Acknowledgment and Consent appended hereto shall have been executed by the Credit Parties named therein, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

(a) the Administrative Agent shall have been notified by all of the Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution);

(a) the Borrower shall have duly executed and delivered to the Administrative Agent, for the account of the Lenders, additional General Revolving Notes made payable to the order of the respective Lenders in the amount of the temporary increase in their respective General Revolving Commitments provided for in this Amendment, and otherwise conforming to the requirements of the Credit Agreement;

(a) the Borrower shall have delivered to the Administrative Agent a certificate of its Secretary or an Assistant Secretary, dated as of a recent date, certifying the due adoption by the Board of Directors of a resolution or resolutions approving the increase in the Total General Revolving Commitment under the Credit Agreement to $181,000,000 and the other modifications to the Credit Agreement set forth in this Amendment, and certifying that such resolution(s) remains in full force and effect, and such certificate and resolution(s) shall be satisfactory in form and substance to the Administrative Agent;

(a) the Borrower shall have delivered to the Administrative Agent a list, as of the date of this Amendment, of each Subsidiary of the Borrower and the direct or indirect ownership of the Borrower therein; and

(a) the Borrower shall have paid to the Administrative Agent, for the account of the Lenders, such amendment fees as are payable at such time as provided in section 1.14 of this Amendment (the Administrative Agent hereby agreeing to promptly re-transmit pro rata portions of the amendment fees to the respective Lenders).

Subject to satisfaction of the foregoing conditions, the Administrative Agent shall notify the Borrower and each Lender in writing of the effectiveness hereof.

1. RATIFICATIONS.

      The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

1. MISCELLANEOUS.

1.1. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Lender and the Administrative Agent and their respective permitted successors and assigns.

1.1. Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or issuance of a Letter of Credit shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

1.1. Reference to Credit Agreement. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

1.1. Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

1.1. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

1.1. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

1.1. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

1.1. Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

1.1. Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

MCSi, Inc.,                                      PNC BANK, NATIONAL ASSOCIATION,
     a Maryland corporation which is the               individually as a Lender, a Letter of
     successor by merger to Miami Computer             Credit Issuer, the Swing Line Lender and as
     Supply Corporation, an Ohio corporation           Administrative Agent

By:_________________________________________     By:______________________________________________
           Title:                                           Vice President
NATIONAL CITY BANK,                              FIRSTAR BANK, N. A.
     individually as a Lender and
     as Documentation Agent

                                                 By:_______________________________________________
By:________________________________________                 Title:
           Title:
KEY CORPORATE CAPITAL INC.                       THE HUNTINGTON NATIONAL BANK



By:_________________________________________     By:______________________________________________
           Title:                                           Title:
BANK ONE, INDIANA, N. A.                         THE PROVIDENT BANK



By:_________________________________________     By:______________________________________________
           Title:                                           Title:

                           ACKNOWLEDGMENT AND CONSENT

            For the avoidance of doubt, and without limitation of the intent and effect of sections 6 and 10 of the Amended and Restated Subsidiary Guaranty (as such term is defined in the Credit Agreement referred to in the Amendment No. 11 to Amended and Restated Credit Agreement (the "Amendment"), to which this Acknowledgment and Consent is appended), each of the undersigned hereby unconditionally and irrevocably (i) acknowledges receipt of a copy of the Credit Agreement and the Amendment, and (ii) consents to all of the terms and provisions of the Credit Agreement as amended by the Amendment.

            Capitalized terms which are used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to herein. This Acknowledgment and Consent is for the benefit of the Lenders and the Administrative Agent, any other person who is a third party beneficiary of the Subsidiary Guaranty, and their respective successors and assigns. No term or provision of this Acknowledgment and Consent may be modified or otherwise changed without the prior written consent of the Administrative Agent, given as provided in the Credit Agreement. This Acknowledgment and Consent shall be binding upon the successors and assigns of each of the undersigned. This Acknowledgment and Consent may be executed by any of the undersigned in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Acknowledgment and Consent as of the date of the Amendment referred to herein.

Diversified Data Products, Inc.                Electronic Image Systems, Inc.
Computer Showcase, Inc.                        Consolidated Media Systems, Inc.
Jack Kelly & Associates, Inc.                  Technical Industries, Inc.
Dreher Business Products Corporation           C&G Marketing, Inc.
Central Audio Video, Inc.                      Fairview-AFX, Inc.
Audio-Visual Systems, Inc.                     Video Images, Inc.
Midwest Visual Equipment Co., Inc.
Westek Presentation Systems, Inc.
                                               By:______________________________
                                                      Ira Stanley, an officer
By:__________________________________
        Michael E. Peppel, an officer